Exhibit 99.1

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

April 5, 2015

(dollars in thousands, except share data)

	Historical (1)	Sale of the Encapsys Business (2)	Pro Forma Adjustments (3)	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2,303	$165,000	$(165,000)	$2,303
Restricted cash	—	35,000	—	35,000
Accounts receivable, net	54,959	(1,520)	—	53,439
Inventories	92,137	(1,068)	—	91,069
Other current assets	5,031	(43)	—	4,988

Total current assets	154,430	197,369	(165,000)	186,799

Property, plant and equipment, net	231,965	(12,845)	—	219,120
Intangible assets, net	38,697	—	—	38,697
Other assets	20,455	(7)	—	20,448

Total assets	$445,547	$184,517	$(165,000)	$465,064

LIABILITIES, REDEEMABLE COMMON STOCK, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE INCOME
Current liabilities
Current portion of long-term debt	$12,826	$—	$—	$12,826
Accounts payable	69,366	(1,448)	—	67,918
Accrued interest	9,554	—	—	9,554
Other accrued liabilities	44,431	(199)	—	44,232

Total current liabilities	136,177	(1,647)	—	134,530

Long-term debt	576,982	—	(165,000)	411,982
Postretirement benefits other than pension	31,715	—	—	31,715
Accrued pension	93,095	—	—	93,095
Other long-term liabilities	45,856	(1,899)	—	43,957
Commitments and contingencies	—	—	—	—
Redeemable common stock, $0.01 par value, shares authorized: 30,000,000, shares issued and outstanding: 7,205,699	121,017	—	—	121,017
Accumulated deficit	(584,901)	188,063	—	(396,838)
Accumulated other comprehensive income	25,606	—	—	25,606

Total liabilities, redeemable common stock, accumulated deficit and accumulated other comprehensive income	$445,547	$184,517	$(165,000)	$465,064

See accompanying notes to unaudited condensed pro forma consolidated financial statements.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended April 5, 2015

(dollars in thousands)

	Historical (1)	Sale of the Encapsys Business (2)	Pro Forma Adjustments (3)	Pro Forma
Net sales	$195,596	$(11,687)	$—	$183,909
Cost of sales	156,564	(5,146)	—	151,418

Gross profit	39,032	(6,541)	—	32,491
Selling, general and administrative expenses	30,196	(2,038)	—	28,158

Operating income	8,836	(4,503)	—	4,333
Other expense
Interest expense	12,822	—	(2,441)	10,381
Foreign exchange loss	1,450	—	—	1,450
Other expense	255	—	—	255

(Loss) income before income taxes	(5,691)	(4,503)	2,441	(7,753)
Provision for income taxes	74	—	—	74

Net (loss) income	$(5,765)	$(4,503)	$2,441	$(7,827)

See accompanying notes to unaudited condensed pro forma consolidated financial statements.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 3, 2015

(dollars in thousands)

	Historical (1)	Sale of the Encapsys Business (2)	Pro Forma Adjustments (3)	Pro Forma
Net sales	$809,816	$(45,118)	$—	$764,698
Cost of sales	677,383	(20,070)	—	657,313

Gross profit	132,433	(25,048)	—	107,385
Selling, general and administrative expenses	149,144	(8,869)	—	140,275
Fox River Funding Agreement	23,975	—	—	23,975

Operating loss	(40,686)	(16,179)	—	(56,865)
Other expense (income)
Interest expense	49,463	—	(9,856)	39,607
Interest income	(376)	—	—	(376)
Foreign exchange loss	2,070	—	—	2,070
Other expense	660	—	—	660

(Loss) income before income taxes	(92,503)	(16,179)	9,856	(98,826)
Provision for income taxes	269	—	—	269

Net (loss) income	$(92,772)	$(16,179)	$9,856	$(99,095)

See accompanying notes to unaudited condensed pro forma consolidated financial statements.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 28, 2013

(dollars in thousands)

	Historical (1)	Sale of the Encapsys Business (2)	Pro Forma
Net sales	$807,486	$(34,793)	$772,693
Cost of sales	567,786	(15,224)	552,562

Gross profit	239,700	(19,569)	220,131
Selling, general and administrative expenses	106,928	(6,040)	100,888

Operating income	132,772	(13,529)	119,243
Other expense (income)
Interest expense	55,910	—	55,910
Debt extinguishment expense	59,681	—	59,681
Interest income	(369)	—	(369)
Foreign exchange loss	82	—	82

Income before income taxes	17,468	(13,529)	3,939
Provision for income taxes	193	—	193

Net income	$17,275	$(13,529)	$3,746

See accompanying notes to unaudited condensed pro forma consolidated financial statements.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 29, 2012

(dollars in thousands)

	Historical (1)	Sale of the Encapsys Business (2)	Pro Forma
Net sales	$849,756	$(31,212)	$818,544
Cost of sales	758,875	(14,533)	744,342

Gross profit	90,881	(16,679)	74,202
Selling, general and administrative expenses	152,961	(6,093)	146,868
Restructuring	28,589	—	28,589
Environmental expense insurance recovery	(2,188)	—	(2,188)

Operating loss	(88,481)	(10,586)	(99,067)
Other expense (income)
Interest expense	59,654	—	59,654
Interest income	(224)	—	(224)
Foreign exchange gain	(213)	—	(213)
Other expense	166	—	166

Loss before income taxes	(147,864)	(10,586)	(158,450)
Provision for income taxes	587	—	587

Net loss	$(148,451)	$(10,586)	$(159,037)

See accompanying notes to unaudited condensed pro forma consolidated financial statements.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES

Notes to Unaudited Condensed Pro Forma Consolidated Financial Information

(1)	Reflects the unaudited historical condensed consolidated balance sheet and unaudited historical condensed consolidated statement of operations of Paperweight Development Corp. and Subsidiaries (“PDC”) for the first quarter 2015 ended April 5, 2015 and the audited historical consolidated statements of operations for the years ended January 3, 2015, December 28, 2013, and December 29, 2012.

(2)	As a result of the sale of the Encapsys Business, the Company received cash gross proceeds of $208 million, less expenses of approximately $8 million.

Selling price	$208.0
Transaction expenses	(8.0)

Net proceeds	200.0
Less: Carrying value of net assets sold	11.9

Net gain on sale of Encapsys Business	$188.1

The pro forma net gain on the sale is based on preliminary estimates and is subject to change. PDC is a subchapter S corporation and therefore no income tax impact is included for this transaction.

Of the $200.0 million of net proceeds, $165 million was used immediately to repay a portion of long-term debt. Remaining proceeds of $35 million are held as restricted cash and will be used within one year of this transaction for the specific purpose of capital investment, including potential acquisitions, and/or further debt reduction.

The results of operations of the Encapsys Business, excluding the impact of corporate selling, general and administrative expenses previously allocated to Encapsys and now included in the continuing operations of PDC, have been removed from the unaudited historical condensed consolidated statement of operations for the first quarter 2015 ended April 5, 2015 and the audited historical consolidated statements of operations for the years ended January 3, 2015, December 28, 2013, and December 29, 2012.

(3)	Proceeds of $165 million were used to repay a portion of long-term debt. As a result, a reduction in interest expense for the first quarter 2015 ended April 5, 2015 and for fiscal year 2014 ended January 3, 2015 was calculated as if the transaction occurred on the first day of the period presented using historical rates applied to historical principle amounts of long-term debt.